Exhibit 10.1

SPARK NETWORKS, INC.

LOV USA, LLC

SPARK NETWORKS USA, LLC

SMOOCH LABS INC.

MINGLEMATCH, INC.

HURRYDATE, LLC

KIZMEET, INC.

SN HOLDCO, LLC

SN EVENTS, INC.

SPARK SOCIALNET, INC.

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

LOAN AND SECURITY AGREEMENT

This Loan And Security Agreement is entered into as of January 22, 2016, by and between Western Alliance Bank, an Arizona corporation (“Bank”), and SPARK NETWORKS, INC., a Delaware corporation, LOV USA, LLC, a Delaware limited liability company, SPARK NETWORKS USA, LLC, a Delaware limited liability company, SMOOCH LABS INC., a Delaware corporation, MINGLEMATCH, INC., a Utah corporation, HURRYDATE, LLC, a Delaware limited liability company, KIZMEET, INC., a California corporation, SN HOLDCO, LLC, a Delaware limited liability company, SN EVENTS, INC., a Delaware limited liability company and SPARK SOCIALNET, INC., a Delaware corporation (each  a “Borrower” and collectively, the “Borrowers”).

Recitals

Borrowers wish to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrowers.  This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.

Agreement

The parties agree as follows:

1.Definitions and Construction.

1.1Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by a Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by a Borrower and each Borrower’s Books relating to any of the foregoing.

“Adjusted EBITDA” means net profit before tax plus interest expense, depreciation expense and amortization expense, less capitalized expenditures.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Facility.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” means all:  reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower’s Books” means all of a Borrower’s books and records including:  ledgers; records concerning such Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means an amount equal to (a) the MRR Retention Rate, up to ninety percent (90%), multiplied by (b) Eligible MRR multiplied by (i) at all times when the MRR Retention Rate is equal to or greater than ninety percent (90%), three (3) and (ii) at all times when the MRR Retention Rate is less than ninety percent (90%), two and one quarter (2.25), as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Cash Management Sublimit” means a sublimit for cash management transactions under the Revolving Line not to exceed Two Hundred Fifty Thousand Dollars ($250,000).

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of a Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of such Borrower, who did not have such power before such transaction.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code.

“Collateral” means the property described on Exhibit A attached hereto.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Bank in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof.

“Credit Extension” means each Advance, use of the Cash Management Sublimit, the International Sublimit, or any other extension of credit by Bank for the benefit of Borrowers hereunder.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Eligible MRR” means GAAP revenue of Borrowers recognized during the Measurement Period from subscriptions, less revenue from any customer (other than a customer who is a natural person) who (i) goes out of business or is insolvent, or (ii) has a receivable aged more than ninety (90) days from invoice date, without Bank's consent.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such

Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“Foreign Exchange Reserve Percentage” is defined in Section 2.1(c)(ii) hereof.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FX Amount” is defined in Section 2.1(c)(ii) hereof.

“FX Contracts” are defined in Section 2.1(c)(ii) hereof.

“GAAP” means generally accepted accounting principles as in effect from time to time, consistently applied.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property Collateral” means all of each Borrower’s right, title, and interest in and to the following: Copyrights, Trademarks and Patents; all trade secrets, all design rights, claims for damages by way of past, present and future infringement of any of the rights included above, all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“International Sublimit” means a sublimit for foreign exchange services and export, import, and standby letters of credit under the Revolving Line not to exceed Two Hundred Fifty Thousand Dollars ($250,000).

“Inventory” means all physical inventory in which a Borrower has or acquires any interest, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of a Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Israeli Sub” means Spark Networks (Israel) Ltd, a company organized under the laws of the State of Israel.

“Letter of Credit” or “Letters of Credit” is defined in Section 2.1(c)(ii) hereof.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by a Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) of Borrowers and their Subsidiaries taken as a whole or (ii) the ability of Borrowers to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral.

“Material Agreement” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of Two Hundred Thousand Dollars ($200,000) or more in any year or otherwise material to the business, condition (financial or otherwise), operations, assets or properties of such Person.

“MRR Retention Rate” means, as of the last day of a month, the ratio, expressed as a percentage, of (x) three (3) times the Eligible MRR for such month to (y) the Eligible MRR for the prior three (3) months.

“Negotiable Collateral” means all letters of credit of which a Borrower is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and a Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by a Borrower pursuant to this Agreement or any other Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from a Borrower to others that Bank may have obtained by assignment or otherwise.

“Parent” means SPARK NETWORKS, INC..

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installments or similar recurring payments that Borrowers may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrowers and Bank.

“Permitted Distribution”:

(a)Any Borrower and any Subsidiary may repurchase of the stock of former employees pursuant to stock repurchase agreements;

(b)each Subsidiary of any Borrower may make Restricted Payments to such Borrower, to each other owner of such Subsidiary and to each direct parent of such Subsidiary that is a Loan Party; provided, that all such Restricted Payments shall be made on a ratable basis among such owners;

(b)each Subsidiary may issue or sell Equity Interests to any Borrower and to any other Person that is an owner of such Subsidiary in accordance with clause (e) of the definition of “Permitted Investments”; provided (i) no Change of Control shall occur or be caused thereby and (ii) all such issuances shall be on a ratable basis;

(c)any Borrower and any Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(d)any Borrower and any Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(e)(i) the Parent may make equity redemptions/repurchases, and any Subsidiary may make dividends or distributions to the Parent, or to Spark UK in the applicable amount in order that Spark UK shall make dividends or distributions to the Parent, in the applicable amount to finance such redemptions/repurchases, in each case, so long as (A) no Default or Event of Default has occurred and is continuing or would result from Parent making such equity redemptions/repurchases and (B) the Parent is in compliance with the financial covenants set forth in Sections 6.8-6.10 and (ii) the Parent may make cash dividends, and any Subsidiary may make dividends or distributions to the Parent, or to Spark UK in the applicable amount in order that Spark UK shall make dividends or distributions to the Parent, in the applicable amount to finance such cash dividends by the Parent, in each case, so long as (A) no Default or Event of Default has occurred and is continuing or would result from Parent making such cash dividend and (B) the Parent is in pro forma compliance with the financial covenants set forth in Sections 6.8-6.10; provided, that the aggregate amount of all such equity redemptions/repurchases, dividends and distributions made pursuant to this clause (e) shall not exceed One Million Dollars ($1,000,000) during the term of this Agreement;

(f)Spark Networks USA, LLC or any Subsidiary may make Restricted Payments to Spark UK in a certain amount pursuant to any intercompany agreement provided that Spark UK shall use the proceeds of such Restricted Payment to make Restricted Payments to the Parent in the same amount to permit the Parent to pay (i) the Parent’s reasonable out-of-pocket costs and expenses related to the Parent’s corporate overhead in an amount not to exceed Two Million Dollars ($2,000,000) during any fiscal year and (ii) income taxes attributable to the Borrower and its Subsidiaries; and

(g)the Parent may issue and sell shares of its common Equity Interests.

“Permitted Indebtedness” means:

(a)Indebtedness of Borrowers in favor of Bank arising under this Agreement or any other Loan Document;

(b)Indebtedness existing on the Closing Date and disclosed in the Schedule and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder plus all accrued and unpaid interest thereon, (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrowers or the Bank than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c)(i) guarantees of any Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of any Borrower or any Guarantor and (ii) guarantees of Subsidiaries that are not Loan Parties in respect of Indebtedness otherwise permitted hereunder of Subsidiaries that are not Loan Parties; provided that if such Subsidiary is required to be joined as a Loan Party pursuant to Section 6.12 such guarantee shall be terminated and such Subsidiary released from its obligations thereunder unless such guarantee is otherwise permitted under this definition;

(d)obligations (contingent or otherwise) of any Borrower or any Subsidiary existing or arising under any swap contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” (ii) such obligations are, in the aggregate, not greater than Two Hundred Thousand Dollars ($200,000) and (iii) such swap contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)intercompany Indebtedness incurred in connection with an Investment permitted under clause (e) of the definition of “Permitted Investments”, provided that any such Indebtedness owed by a Loan Party shall be subordinated to the Obligations in a manner reasonably satisfactory to the Bank and shall be pledged (and if evidenced by a promissory note, delivered with an appropriate endorsement in blank) to the Bank as Collateral in accordance with the Loan Documents;

(f)Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any given time;

(g)Subordinated Debt;

(h)accounts payable to trade creditors for goods and services and current operating liabilities incurred in the ordinary course of business and not past due; and

(i)Indebtedness under corporate credit cards not maintained through Bank and used in the ordinary course of business provided that the aggregate amount of such Indebtedness outstanding does not exceed Three Hundred and Fifty Thousand Dollars ($350,000) at any given time.

“Permitted Investment” means:

(a)Investments existing on the Closing Date disclosed in the Schedule;

(b)(i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank’s money market accounts;

(c)Investments held by any Borrower or any of its Subsidiaries in the form of cash equivalents;

(d) advances to officers, directors and employees of any Borrower and any Subsidiaries in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000) at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(e) (i) Investments by any Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Loan Party in any other Loan Party, (iii) additional investments by Subsidiaries of any Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) Investments in the Parent in the forms of loans and advances for the same purposes as, and subject to the same restrictions applicable to, the permitted Restricted Payments set forth in clauses (e)-(f) of the definition of “Permitted Distribution”;

(f)Investments by any Borrower and its Subsidiaries consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g) Guarantees permitted under the definition of “Permitted Indebtedness”;

(h) Investments by any Borrower in swap contracts permitted under the definition of “Permitted Indebtedness”;

(i)other Investments not exceeding One Million Dollars ($1,000,000) in the aggregate at any time outstanding; and

(j)Investments in the Israeli Sub pursuant to any intercompany agreement, not exceeding One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate at any time outstanding.

“Permitted Liens” means the following:

(a)Any Liens existing on the Closing Date and disclosed in the Schedule and any Liens arising under this Agreement or the other Loan Documents;

(b)Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

(c)Liens (i) upon or in any equipment which was not financed by Bank acquired or held by any Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

(d)Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(f)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(g)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(i)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.7; and

(j)non-exclusive licenses of Intellectual Property Collateral granted to third parties in the ordinary course of business.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the greater of three and one quarter of one percent (3.25%) or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Bank as its Prime Rate.  Bank may price loans to its customers at, above or below the Prime Rate.  Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Prime Rate.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of each Borrower.

“Restricted Payment” means any dividend or any other distribution or payment on account of or in redemption, retirement or repurchase of any capital stock.

“Revolving Facility” means the facility under which Parent may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

“Revolving Line” means a credit extension of up to Ten Million Dollars ($10,000,000).

“Revolving Maturity Date” means January 22, 2018.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Shares” is (i) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by any Borrower or any Borrower’s Subsidiary, in any Domestic Subsidiary; and (ii) sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower or any Domestic Subsidiary in any Foreign Subsidiary.

“Spark UK” means Spark Networks Limited, a company organized under the laws of England and Wales.

“Subordinated Debt” means any debt incurred by a Borrower that is subordinated to the debt owing by Borrowers to Bank on terms acceptable to Bank (and identified as being such by Borrowers and Bank).

“Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by a Borrower, either directly or through an Affiliate.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of each Borrower connected with and symbolized by such trademarks.

1.2Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP.  When used herein, the terms “financial statements” shall include the notes and schedules thereto.

2.Loan and Terms Of Payment.

2.1Credit Extensions.

Each Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrowers hereunder.  Borrowers shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(a)Revolving Advances.

(i)Subject to and upon the terms and conditions of this Agreement, Parent may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base, minus, in each case, the Cash Management Sublimit and the aggregate amounts outstanding under the International Sublimit.  Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable.

(ii)Whenever a Borrower desires an Advance, Parent will notify Bank no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made.  Each such notification shall be made (i) by telephone or in-person followed by written confirmation from Borrower within 24 hours, (ii) by electronic mail or facsimile transmission, or (iii) by delivering to Bank a Revolving Advance Request Form in substantially the form of Exhibit B hereto.  Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid.  Bank shall be entitled to rely on any notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.  Bank will credit the amount of Advances made under this Section 2.1(a) to Parent’s deposit account.

(b)Cash Management Sublimit.  Subject to the terms and conditions of this Agreement and availability under the Revolving Line and the Borrowing Base, Parent may request cash management services which may include merchant services, business credit card, automated clearing house transactions, controlled disbursement accounts and check cashing services identified in various cash management services agreements related to such services (the “Cash Management Services”) by delivering to Bank such applications on Bank’s standard forms as requested by Bank; provided, however, that the total amount of the Cash Management Services shall not exceed the Cash Management Sublimit, and that availability under the Revolving Line shall be reduced by the entire Cash Management Sublimit.  In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Cash Management Services.  If at any time the Revolving Facility is terminated or otherwise ceases to exist, Borrowers shall immediately secure to Bank’s satisfaction its obligations with respect to any Cash Management Services, and, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit issued by Bank in any Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates), shall automatically secure such obligations to the extent of the then outstanding Cash Management Services.  Borrowers authorize Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by any Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Cash Management Services continue.

(c)International Sublimit.

(i)Letters of Credit.  Subject to the terms and conditions of this Agreement, at any time prior to the Revolving Maturity Date, Bank agrees to issue letters of credit for the account of Borrower (each, a “Letter of

Credit” and collectively, the “Letters of Credit”), provided, however, the aggregate outstanding face amount of all Letters of Credit, shall not exceed the International Sublimit less any FX Amount (as defined below) outstanding, and for purposes of determining availability under the Revolving Line, the aggregate outstanding face amount of all Letters of Credit (whether drawn or undrawn) shall decrease, on a dollar-for-dollar basis, the amount available for other Advances.  All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard application and letter of credit agreement (the “Application”), which Borrower hereby agrees to execute, including Bank’s standard fee.  On any drawn but unreimbursed Letter of Credit, the unreimbursed amount shall be deemed an Advance under Section 2.1(a).   The obligation of Borrower to reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, the Application, and such Letters of Credit, under all circumstances whatsoever.  Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with any Letters of Credit, except for expenses caused by Bank’s gross negligence or willful misconduct.

(ii)Foreign Exchange.  Subject to and upon the terms and conditions of this Agreement and any other agreement that Borrower may enter into with Bank in connection with foreign exchange transactions (“FX Contracts”), Borrower may request Bank to enter into FX Contracts with Borrowers due not later than the Revolving Maturity Date.  Borrower shall pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing FX Contracts for Borrowers.  The FX Amount shall at all times be equal to or less than the International Sublimit less the face amount of all outstanding Letters of Credit, and availability under the Revolving Line shall be reduced by the FX Amount.  The “FX Amount” shall equal the amount determined by multiplying (A) the aggregate amount, in United States Dollars, of FX Contracts between Borrower and Bank remaining outstanding as of any date of determination by (B) the applicable Foreign Exchange Reserve Percentage as of such date.  The “Foreign Exchange Reserve Percentage” shall be a percentage as determined by Bank, in its reasonable discretion from time to time.  The initial Foreign Exchange Reserve Percentage shall be ten percent (10%).

If at any time the Revolving Facility is terminated or otherwise ceases to exist, Borrower shall immediately secure in cash all obligations under the International Sublimit on terms reasonably acceptable to Bank.

(d)Prepayment.  Borrowers may prepay part or all of the Obligations under this Agreement, without penalty or premium.

2.2Overadvances.  If the aggregate amount of the outstanding Advances plus the Cash Management Sublimit plus the aggregate amounts outstanding under the International Sublimit exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

2.3Interest Rates, Payments, and Calculations.

(a)Interest Rates. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one quarter of one percent (0.25%) above the Prime Rate.

(b)Late Fee; Default Rate.  If any payment is not made within ten (10) days after the date such payment is due, Borrowers shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law, not in any case to be less than Twenty-Five Dollars ($25.00).  All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)Payments.  Interest hereunder shall be due and payable on the tenth (10) calendar day of each month during the term hereof.  Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of a Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.  Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.  All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d)Computation.  In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.  All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

2.4Crediting Payments.  Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Parent specifies.  After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.  Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.  Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5Fees.  Borrowers shall pay to Bank the following:

(a)Facility Fee.  On the Closing Date, a Facility Fee equal to Ten Thousand Dollars ($10,000), which shall be nonrefundable; and

(b)Unused Fee. A quarterly Unused Fee equal to three tenths of one percent (0.30%) per annum of the difference between the Revolving Line and the average outstanding principal balance of the Advances outstanding thereunder during the applicable quarter, which fee shall be payable within five (5) days of the last day of each such quarter and shall be nonrefundable

(c)Bank Expenses.  On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they are incurred by Bank.

2.6Term.  This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement.  Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.  Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

2.7Extension of Maturity.  Notwithstanding anything contained herein to the contrary, Bank shall have the right, in its sole and absolute discretion, to extend the Revolving Maturity Date to the tenth day of the month next following the actual Revolving Maturity Date as stated in this Agreement.

3.Conditions of Loans.

3.1Conditions Precedent to Initial Credit Extension.  The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Agreement;

(b)a certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c)UCC National Form Financing Statements, naming each Borrower;

(d)an intellectual property security agreement for each Borrower;

(e)a payoff letter from Bank of America;

(f)insurance certificates with respect to the Borrowers’ property and liability insurance;

(g)payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

(h)current financial statements of Borrowers, on a consolidated basis; and

(i)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2Conditions Precedent to all Credit Extensions.  The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a)timely receipt by Bank of the Revolving Advance Request Form as provided in Section 2.1;

(b)the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Revolving Advance Request Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension.  The making of each Credit Extension shall be deemed to be a representation and warranty by each Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

3.3Post-Closing Conditions.

(a)Within thirty (30) days after the Closing Date, Bank shall have received from Borrowers, a lender’s loss payable endorsement with respect to Borrowers’ property insurance policy or policies, as applicable, and an additional insured endorsement with respect to Borrowers’ liability insurance policy or policies, as applicable; and

(b)Within sixty (60) days after the Closing Date, Bank shall have received from Borrower, in form and substance reasonably satisfactory to Bank, an audit of the Collateral, the results of which shall be satisfactory to Bank.

4.Creation of Security Interest.

4.1Grant of Security Interest.  Each Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents.  Except as set forth in the Schedule, such security interest constitutes a valid, first priority (subject to Permitted Liens described in clauses (b) and (c)(i) of the definition thereof) security interest in the presently existing Collateral, and will constitute a valid, first priority (subject to Permitted Liens described in clauses (b) and (c)(i) of the definition thereof) security interest in Collateral acquired after the date hereof.

4.2Delivery of Additional Documentation Required.  Each Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.  Each Borrower from time to time may deposit with Bank specific time deposit accounts to secure specific Obligations. Each Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any request by any Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Obligations are outstanding.

4.3Right to Inspect.  Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during each Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify each Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.4Pledge of Collateral.  Each Borrower hereby pledges, assigns and grants to Bank, for the ratable benefit of Bank, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations.  Immediately prior to the making of the first Credit Extension hereunder or within thirty (30) days after the Closing Date (whichever occurs earlier), or, to the extent not certificated as of the Closing Date, within ten (10) days of the certification of any Shares, the certificate or certificates for the Shares will be delivered to Bank, accompanied by an instrument of assignment duly executed in blank by each Borrower.  To the extent required by the terms and conditions governing the Shares, Borrowers shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares.  Upon the occurrence and during the continuance of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Bank and cause new (as applicable) certificates representing such securities to be issued in the name of Bank or its transferee.  Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Shares.  Unless an Event of Default shall have occurred and be continuing, Borrowers shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.  All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

4.5Release of Security Interest.

(a)At such time as the Obligations (other than any contingent or indemnification obligations not then due) shall have been paid and satisfied in full in cash, and the Bank’s obligation to provide Credit Extensions hereunder is terminated, the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Bank and each Loan Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties.  At the request and sole expense of any Loan Party following any such termination, the Bank shall deliver to such Loan Party any Collateral held by the Bank hereunder, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

(b)If any of the Collateral shall be Transferred by any Loan Party or Subsidiary in a transaction permitted by this Agreement, the Bank, at the request of such Loan Party or Subsidiary, shall execute and deliver to such Loan Party or Subsidiary all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral.

5.Representations and Warranties.

Each Borrower represents and warrants, as to itself and, where applicable, its own Subsidiaries, as follows:

5.1Due Organization and Qualification.  Borrower and each Subsidiary is a company, duly existing under the laws of its jurisdiction of incorporation or formation, as applicable, and qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified.

5.2Due Authorization; No Conflict.  The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate/Articles of Incorporation or Formation, as applicable, Bylaws or Limited Liability Company Agreement, nor will they constitute an event of default under any Material Agreement to which Borrower is a party or by which Borrower is bound.  Borrower is not in default under any Material Agreement to which it is a party or by which it is bound which default could reasonably be expected to have a Material Adverse Effect.

5.3No Prior Encumbrances.  Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

5.4Bona Fide Accounts.  The Accounts from which Eligible MRR is derived are bona fide existing obligations.  The property and services giving rise to such Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor.  Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Account from which Eligible MRR is derived.

5.5Merchantable Inventory.  All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.6Intellectual Property Collateral.  Borrower is the sole owner of its Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower in the ordinary course of business.  To such Borrower’s knowledge, each of its Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party and which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Schedule, Borrower’s rights as a licensee of intellectual property under any single contract of such Borrower do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service.  Except as set forth in the Schedule, Borrower is not a party to, or bound by, any Material Agreement under which Borrower is a licensee of intellectual property that restricts the grant by Borrower of a security interest in Borrower’s rights under such Material Agreement.

5.7Name; Location of Chief Executive Office.  Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof.  The chief executive office of Borrower is located at the address indicated in the Schedule.  All Borrower’s Inventory and Equipment is located only at the location set forth in the Schedule.

5.8Litigation.  Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on Borrower’s interest or Bank’s security interest in the Collateral.

5.9No Material Adverse Change in Financial Statements.  All consolidated and consolidating financial statements related to Borrower and any Subsidiary that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended.  There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.10Solvency, Payment of Debts.  Borrower is solvent and able to pay its debts (including trade debts) as they mature.

5.11Regulatory Compliance.  Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply with ERISA that could result in Borrower’s incurring any material liability.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.  Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).  Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

5.12Taxes.  Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed (or have timely filed for an extension relating thereto), and have paid (as of the date when due), or have made adequate provision for the payment of, all taxes reflected therein.

5.13Subsidiaries.  Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.14Government Consents.  Borrower and each Subsidiary have obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted.

5.15Accounts.  After the date set forth in Section 6.7 and, subject to the exclusions set forth there, none of Borrower’s nor any Subsidiary’s cash or investment property is maintained or invested with a Person other than Bank.

5.16Shares.  Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement.  To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares.  The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable.  To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.17Full Disclosure.  No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.Affirmative Covenants.

Each Borrower (except as indicated) shall do all of the following:

6.1Good Standing.  Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of organization and maintain qualification in each jurisdiction in which it is required under applicable law.  Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2Government Compliance.  Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

6.3Financial Statements, Reports, Certificates.  Parent shall deliver the following to Bank:  (a) (i) prior to each Credit Extension and (ii) when there are any unpaid Credit Extensions, as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income statement, MRR report and cash flow statement covering Borrowers’ consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b)  when there are any outstanding Credit Extensions, copies of all material statements, reports and notices sent or made available generally by any Borrower to its security holders or to any holders of Subordinated Debt and, all reports on Forms 10-K and 10-Q, no later than five (5) days after required to file with the Securities and Exchange Commission; (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against a Borrower or any Subsidiary that could reasonably result in damages or costs to such Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (d) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time, including, but not limited to, Borrowers’ annual operating budget, approved by Parent’s Board of Directors and in form and substance acceptable to Bank, which shall be delivered to Bank no later than sixty (60) days after the end of each fiscal year.

Prior to each Credit Extension and, when there are any unpaid Credit Extensions, within twenty (20) days after the last day of each month, Parent shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable a report covering Borrower’s Eligible MRR metrics, and a deferred revenue schedule.

Parent shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

6.4Inventory; Returns.  Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made.  Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.  Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

6.5Taxes.  Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of (or, in each case, file for timely extension of) all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.6Insurance.

(a)Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof.  Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.

(b)All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank.  All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least thirty (30) days notice (or ten (10) days, in the case of cancellation for nonpayment of premium) to Bank before canceling its policy for any reason.  Within ten (10) days of Bank’s request thereof, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor.  During the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

6.7Accounts.  Borrower shall (i) within thirty (30) days of the Closing Date, maintain and shall cause each of its Subsidiaries to maintain its depository, operating, and investment accounts with Bank; provided that Borrower and its Subsidiaries may maintain up to Five Hundred Thousand Dollars ($500,000) in foreign bank accounts (ii) direct its credit card processors to remit all payments to its primary operating account with Bank and (iii) endeavor to utilize and shall cause each of its Subsidiaries to endeavor to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges, swaps, FX Contracts, and Letters of Credit.

6.8Performance to Plan; Minimum Adjusted EBITDA.  Parent, on a consolidated basis, shall maintain  (subject to the proviso of this Section), as of the last day of each fiscal quarter, actual minimum Adjusted EBITDA of at least eighty percent (80%) of the projected Adjusted EBITDA set forth in the annual operating budget and projections delivered by Borrower to Bank (and approved by Bank in its sole discretion) in accordance with Section 6.3 hereof for such quarter, measured on a trailing three (3) month basis; provided, however, that Parent shall only be required to comply with this Section (i) for so long as any Credit Extension remains outstanding and/or (ii) as of the last day of the most recent fiscal quarter ended prior to any request for Credit Extension by a Borrower hereunder.

6.9Performance to Plan; Minimum Revenue.  Parent, on a consolidated basis, shall maintain (subject to the proviso of this Section), as of the last day of each fiscal quarter, actual minimum Revenue (defined in accordance with GAAP) of at least eighty percent (80%) of the projected Revenue set forth in the annual operating budget and projections delivered by Parent to Bank (and approved by Bank in its sole discretion) in accordance with Section 6.3 hereof for such quarter, measured on a trailing three (3) month basis; provided, however, that Parent shall only be required to comply with this Section (i) for so long as any Credit Extension remains outstanding and/or (ii) as of the last day of the most recent fiscal quarter ended prior to any request for Credit Extension by a Borrower hereunder.

6.10Minimum Liquidity.  Parent, on a consolidated basis, shall maintain (subject to the proviso of this Section) unrestricted cash at Bank of at least Three Million Dollars ($3,000,000), tested monthly on the last Business Day of each month; provided, however, that Parent shall only be required to comply with this Section (i) for so long as any Credit Extension remains outstanding and/or (ii) as of the last Business Day of the month prior to the month in which any request for Credit Extension is made by a Borrower hereunder.

6.11Intellectual Property Rights.

(a)Within ten (10) Business Days after the end of each month, Borrower shall give Bank written notice of any applications or registrations of intellectual property rights material to such Borrower’s business filed with the United States Patent and Trademark Office during such month, including the date of such filing and the registration or application numbers, if any.  Borrower shall (i) give Bank not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations.  Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

(b)Bank may audit Borrower’s Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing.  Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after 15 days’ notice to Borrower.

Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section, other than costs and expenses caused by Bank’s gross negligence or willful misconduct.

6.12Formation or Acquisition of Subsidiaries.  Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or any Guarantor forms any direct or indirect Domestic Subsidiary or acquires any direct or indirect Domestic Subsidiary after the Closing Date, Borrower and such Guarantor shall (a) cause such new Domestic Subsidiary to provide to Bank (i) a joinder to this Agreement, to cause such Domestic Subsidiary to become a co-borrower hereunder or (ii) a Guaranty and security agreement, to cause such Domestic Subsidiary to become a Guarantor hereunder; in each case, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens described in clauses (b) and (c)(i) of the definition thereof) in and to the assets of such newly formed or acquired Domestic Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the Shares in such new Domestic Subsidiary, in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section shall be a Loan Document.

6.13Further Assurances.  At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.Negative Covenants.

Borrower will not do any of the following:

7.1Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than:  (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of any Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn-out or obsolete property, or property no longer used or usable in the business of the Borrower and its Subsidiaries, whether now owned or hereafter acquired; (iii) Transfers of equipment or real property to the extent that (a) such property is exchanged for credit against the purchase price of similar replacement property or (b) the proceeds of such Transfer are reasonably promptly applied to the purchase price of such replacement property; (iv) so long as no Default or Event of Default exists or would result therefrom, Transfers by the Loan Parties of immaterial Intellectual Property Collateral not necessary or used in the conduct of the Loan Parties’ business; provided that the aggregate fair market value of all Intellectual Property Collateral Transferred in reliance on this clause (iv) in any fiscal year shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate; (v) Transfers by any Borrower and its Subsidiaries not otherwise permitted under this Section 7.1; provided that (a) at the time of such Transfer, no Default or Event of Default shall exist or would result from such Transfer, (b) the aggregate fair market value of all property Transferred  by all Borrowers and their Subsidiaries in reliance on this clause (v) in any fiscal year shall not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate and (c) any such Transfer shall be for fair market value; and (vi) Transfers by any Subsidiary to a Loan Party (provided that Transfers from a non-Loan Party to a Loan Party shall not be for more than fair market value) and Transfers by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party.

7.2Change in Business; Change in Control or Executive Office.  Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in the manner conducted by Borrower as of the Closing Date; or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Bank’s prior written consent, change the date on which its fiscal year ends.

7.3Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.4Indebtedness.  Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.5Encumbrances.  Create, incur, assume or suffer to exist any Lien with respect to any of its property (including without limitation, its Intellectual Property Collateral), or assign or otherwise transfer any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property (including without limitation, its Intellectual Property Collateral), or permit any Subsidiary to do so.

7.6Distributions.  Make any Restricted Payment, or permit any of its Subsidiaries to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any Permitted Distribution or would result therefrom, Borrower and its Subsidiaries may make any Restricted Payment set forth in the definition of “Permitted Distribution”.

7.7Investments.  Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or maintain or invest any of its cash or investment property with a Person other than Bank unless (i) such Person is a foreign bank at which Borrower or any of its Subsidiaries maintains cash or investment property in accordance with Section 6.7, or (ii) such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are substantially as favorable to Borrower as would be obtained in a comparable arm’s length transaction with a non-affiliated Person.

7.9Subordinated Debt.  Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt in a manner adverse to Bank without Bank’s prior written consent.

7.10Inventory and Equipment.  Store the Inventory or the Equipment with a bailee, warehouseman, or other third party (other than a colocation facility) unless such third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from such third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Store or maintain any Equipment or Inventory at a location other than the location set forth on the Schedule.

7.11Compliance.  Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or use the proceeds of any Credit Extension for such purpose.  Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

7.12Capital Expenditures.  Make or contract to make, without Bank’s prior written consent, capital expenditures, including leasehold improvements, in any fiscal year in excess of Three Million Seven Hundred

Fifty Thousand Dollars ($3,750,000.00) or incur liability for rentals of property (including both real and personal property) in an amount which, together with capital expenditures, shall in any fiscal year exceed such sum.

8.Events of Default.

Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

8.1Payment Default.  If a Borrower fails to pay, when due, any of the Obligations;

8.2Covenant Default.

(a)If a Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

(b)If a Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between a Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after any Borrower receives notice thereof or any officer of a Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrowers be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.

8.3Material Adverse Effect.  If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;

8.4Attachment.  If all or a material portion of a Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of a Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after a Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrowers (provided that no Credit Extensions will be required to be made during such cure period);

8.5Insolvency.  If a Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against a Borrower and is not dismissed or stayed within forty-five (45) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6Other Agreements.  If there is a default or other failure to perform in any agreement to which a Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or which could reasonably be expected to have a Material Adverse Effect;

8.7Judgments.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

8.8Misrepresentations.  If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

8.9Guaranty.  If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.8 occur with respect to any guarantor or any guarantor dies or becomes subject to any criminal prosecution, or any circumstances arise causing Bank, in good faith, to become insecure as to the satisfaction of any of any guarantor’s obligations under the Guaranty Documents.

9.Bank’s Rights and Remedies.

9.1Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

(a)Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

(b)Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between any Borrower and Bank;

(c)Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d)Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral.  Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate.  Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.  With respect to any of a Borrower’s owned premises, each Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)Set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of a Borrower held by Bank;

(f)Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, each Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, each Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g)Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including each Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

(h)Bank may credit bid and purchase at any public sale; and

(i)Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2Power of Attorney.  Effective only upon the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as such Borrower’s true and lawful attorney to:  (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse such Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign such Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to such Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral.  The appointment of Bank as each Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.

9.3Accounts Collection.  At any time after the occurrence of an Event of Default, Bank may notify any Person owing funds to a Borrower of Bank’s security interest in such funds and verify the amount of such Account.  Each Borrower shall collect all amounts owing to such Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4Bank Expenses.  If a Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Parent:  (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent.  Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral.  Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.  All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

9.6Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on a Borrower’s part shall be deemed a continuing waiver.  No delay by Bank shall constitute a waiver, election, or acquiescence by it.  No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.7Demand; Protest.  Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which any Borrower may in any way be liable.

10.Notices.

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Bank or any Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrowers:	c/o SPARK NETWORKS, INC.
11150 Santa Monica Blvd. Suite 600

Los Angeles, CA 90025

Attn: Robert O’Hare, Chief Financial Officer
FAX: (866) 945-5209 EMAIL: rohare@spark.net
If to Bank:	Bridge Bank, a division of Western Alliance Bank
3200 Park Center Plaza, Suite 350
Costa Mesa, CA 92626
Attn: Leanna Lynch
EMAIL: leanna.lynch@bridgebank.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.Choice of Law and Venue; Jury Trial Waiver.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.  Each of Borrowers and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California.  BORROWERS AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.JUDICIAL REFERENCE PROVISION.

12.1In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

12.2With the exception of the items specified in Section 12.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

12.3The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

12.4The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.  Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

12.5The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

12.6The referee will have power to expand or limit the amount and duration of discovery.  The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever.  Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service.  All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.7Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript.  The party making such a request shall have the obligation to arrange for and pay the court reporter.  Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.8The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California.  The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding.  The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference.  Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive.  The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee.  The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.9If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time.  The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.10THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.  AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13.General Provisions.

13.1Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by any Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion.  Bank shall have the right without the consent of or notice to any Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder to a finance company or a financial institution regulated by a Governmental Authority with the authority to regulate banks or thrifts or to any other Person who is principally engaged in the business of lending (other than any vulture fund).

13.2Indemnification.  Borrowers shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and any Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except, in each case, to the extent that such obligations, demands, claims,  liabilities and losses are caused by Bank’s gross negligence or willful misconduct.

13.3Time of Essence.  Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5Amendments in Writing, Integration.  Neither this Agreement nor the Loan Documents can be amended or terminated orally.  All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

13.6Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.7Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrowers.  The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

13.8Confidentiality.  In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrowers, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder.  Confidential information hereunder shall not include information that either:  (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

13.9Patriot Act Notice.  Bank notifies Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “ Patriot Act “), it is required to obtain, verify and record information that identifies each Borrower, which information includes names and addresses and other information that will allow Bank to identify any Borrower in accordance with the Patriot Act.

14.CO-BORROWER PROVISIONS.

14.1Primary Obligation.  This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower.  Each Borrower shall be liable for existing and future Obligations as fully as if all of all Credit Extensions were advanced to such Borrower.  Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Disbursement Request Forms, Borrowing Base Certificates and Compliance Certificates.

14.2Enforcement of Rights.  Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

14.3Borrowers as Agents.  Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Credit Extensions, any waivers and any consents.  This authorization cannot be revoked, and Bank need not inquire as to each Borrower’s authority to act for or on behalf of another Borrower.

14.4Subrogation and Similar Rights.  Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 13.4 shall be null and void.  If any payment is made to a Borrower in contravention of this Section 13.4, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

14.5Waivers of Notice.  Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled.  Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower.  Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith.  Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower.  Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder.

14.6Subrogation Defenses.  Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

14.7Right to Settle, Release.

(a)The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(b)Without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

14.8Subordination.  All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.

BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN ALL PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF ANY OF THE PARTIES.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SPARK NETWORKS, INC.

By: /s/ Robert O’Hare
Name: Robert O’Hare
Title: Chief Financial Officer

LOV USA, LLC

By: /s/ Robert O’Hare
Name: Robert O’Hare
Title: Chief Financial Officer

SPARK NETWORKS USA, LLC

By: /s/ Robert O’Hare
Name: Robert O’Hare
Title: Chief Financial Officer

SMOOCH LABS INC.

By: /s/ Robert O’Hare
Name: Robert O’Hare
Title: Director and Authorized Signatory

MINGLEMATCH, INC.

By: /s/ Robert O’Hare
Name: Robert O’Hare
Title: Treasurer

HURRYDATE, LLC

By: /s/ Robert O’Hare
Name: Robert O’Hare
Title: Chief Financial Officer

[Signature Page 1 to Loan and Security Agreement]

KIZMEET, INC.

By: /s/ Robert O’Hare
Name: Robert O’Hare
Title: Chief Financial Officer

SN HOLDCO, LLC

By: /s/ Robert O’Hare
Name: Robert O’Hare
Title: Chief Financial Officer

SN EVENTS, INC.

By: /s/ Robert O’Hare
Name: Robert O’Hare
Title: Chief Financial Officer

SPARK SOCIALNET, INC.

By: /s/ Robert O’Hare
Name: Robert O’Hare
Title: Chief Financial Officer

Western Alliance Bank, an Arizona corporation

By: /s/ Leanna Lynch
Name: Leanna Lynch
Title: Relationship Manager

[Signature Page 2 to Loan and Security Agreement]

Exhibit A

DEBTOR:SPARK NETWORKS, INC.

SECURED PARTY:WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

provided, that the security interest granted in this Agreement (as supplemented by this Exhibit) shall not extend to, and the term “Collateral” shall not include, (i) with respect to Collateral located within Canada, any “consumer goods” as such term is defined in the Personal Property Security Act (Ontario), as amended or modified from time to time, (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower in any Foreign Subsidiary or (iii) any rights under any lease, instrument, contract or agreement of Borrower to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Borrower of a security interest in any Account or any money or other amounts due and payable to Borrower or to become due and payable to Borrower under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Borrower at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

Exhibit A

DEBTOR:SN EVENTS, INC.

SECURED PARTY:WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

provided, that the security interest granted in this Agreement (as supplemented by this Exhibit) shall not extend to, and the term “Collateral” shall not include, (i) with respect to Collateral located within Canada, any “consumer goods” as such term is defined in the Personal Property Security Act (Ontario), as amended or modified from time to time, (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower in any Foreign Subsidiary or (iii) any rights under any lease, instrument, contract or agreement of Borrower to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Borrower of a security interest in any Account or any money or other amounts due and payable to Borrower or to become due and payable to Borrower under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Borrower at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

Exhibit A

DEBTOR:SPARK SOCIALNET, INC.

SECURED PARTY:WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

provided, that the security interest granted in this Agreement (as supplemented by this Exhibit) shall not extend to, and the term “Collateral” shall not include, (i) with respect to Collateral located within Canada, any “consumer goods” as such term is defined in the Personal Property Security Act (Ontario), as amended or modified from time to time, (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower in any Foreign Subsidiary or (iii) any rights under any lease, instrument, contract or agreement of Borrower to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Borrower of a security interest in any Account or any money or other amounts due and payable to Borrower or to become due and payable to Borrower under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Borrower at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

Exhibit A

DEBTOR:LOV USA, LLC

SECURED PARTY:WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

provided, that the security interest granted in this Agreement (as supplemented by this Exhibit) shall not extend to, and the term “Collateral” shall not include, (i) with respect to Collateral located within Canada, any “consumer goods” as such term is defined in the Personal Property Security Act (Ontario), as amended or modified from time to time, (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower in any Foreign Subsidiary or (iii) any rights under any lease, instrument, contract or agreement of Borrower to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Borrower of a security interest in any Account or any money or other amounts due and payable to Borrower or to become due and payable to Borrower under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Borrower at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

Exhibit A

DEBTOR:SPARK NETWORKS USA, LLC

SECURED PARTY:WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

provided, that the security interest granted in this Agreement (as supplemented by this Exhibit) shall not extend to, and the term “Collateral” shall not include, (i) with respect to Collateral located within Canada, any “consumer goods” as such term is defined in the Personal Property Security Act (Ontario), as amended or modified from time to time, (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower in any Foreign Subsidiary or (iii) any rights under any lease, instrument, contract or agreement of Borrower to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Borrower of a security interest in any Account or any money or other amounts due and payable to Borrower or to become due and payable to Borrower under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Borrower at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

Exhibit A

DEBTOR:SMOOCH LABS INC.

SECURED PARTY:WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

provided, that the security interest granted in this Agreement (as supplemented by this Exhibit) shall not extend to, and the term “Collateral” shall not include, (i) with respect to Collateral located within Canada, any “consumer goods” as such term is defined in the Personal Property Security Act (Ontario), as amended or modified from time to time, (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower in any Foreign Subsidiary or (iii) any rights under any lease, instrument, contract or agreement of Borrower to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Borrower of a security interest in any Account or any money or other amounts due and payable to Borrower or to become due and payable to Borrower under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Borrower at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

Exhibit A

DEBTOR:MINGLEMATCH, INC.

SECURED PARTY:WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

provided, that the security interest granted in this Agreement (as supplemented by this Exhibit) shall not extend to, and the term “Collateral” shall not include, (i) with respect to Collateral located within Canada, any “consumer goods” as such term is defined in the Personal Property Security Act (Ontario), as amended or modified from time to time, (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower in any Foreign Subsidiary or (iii) any rights under any lease, instrument, contract or agreement of Borrower to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Borrower of a security interest in any Account or any money or other amounts due and payable to Borrower or to become due and payable to Borrower under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Borrower at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

Exhibit A

DEBTOR:HURRYDATE, LLC

SECURED PARTY:WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

provided, that the security interest granted in this Agreement (as supplemented by this Exhibit) shall not extend to, and the term “Collateral” shall not include, (i) with respect to Collateral located within Canada, any “consumer goods” as such term is defined in the Personal Property Security Act (Ontario), as amended or modified from time to time, (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower in any Foreign Subsidiary or (iii) any rights under any lease, instrument, contract or agreement of Borrower to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Borrower of a security interest in any Account or any money or other amounts due and payable to Borrower or to become due and payable to Borrower under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Borrower at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

Exhibit A

DEBTOR:KIZMEET, INC.

SECURED PARTY:WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

provided, that the security interest granted in this Agreement (as supplemented by this Exhibit) shall not extend to, and the term “Collateral” shall not include, (i) with respect to Collateral located within Canada, any “consumer goods” as such term is defined in the Personal Property Security Act (Ontario), as amended or modified from time to time, (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower in any Foreign Subsidiary or (iii) any rights under any lease, instrument, contract or agreement of Borrower to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Borrower of a security interest in any Account or any money or other amounts due and payable to Borrower or to become due and payable to Borrower under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Borrower at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

Exhibit A

DEBTOR:SN HOLDCO, LLC

SECURED PARTY:WESTERN ALLIANCE BANK, an Arizona corporation

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(c)all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(d)any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

provided, that the security interest granted in this Agreement (as supplemented by this Exhibit) shall not extend to, and the term “Collateral” shall not include, (i) with respect to Collateral located within Canada, any “consumer goods” as such term is defined in the Personal Property Security Act (Ontario), as amended or modified from time to time, (ii) more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote and owned or held of record by Borrower in any Foreign Subsidiary or (iii) any rights under any lease, instrument, contract or agreement of Borrower to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Borrower of a security interest in any Account or any money or other amounts due and payable to Borrower or to become due and payable to Borrower under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Borrower at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

Exhibit B

REVOLVING/EQUIPMENT ADVANCE REQUEST

(To be submitted no later than 3:00 PM to be considered for same day processing)

To:Western Alliance Bank, an Arizona corporation

Fax:(408) 282-1681

Date:

From:SPARK NETWORKS, INC.
Borrower’s Name

Authorized Signature

Authorized Signer’s Name (please print)

Phone Number

To Account #

Parent hereby requests funding in the amount of $__________ in accordance with the Revolving/Equipment Advance as defined in the Loan and Security Agreement dated January 22, 2016.

Borrowers hereby authorize Bank to rely on facsimile stamp signatures and treat them as authorized by Borrowers for the purpose of requesting the above advance.

All representations and warranties of Borrowers stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of this Revolving/Equipment Advance Request; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Loan and Security Agreement.

EXHIBIT C

BORROWING BASE CERTIFICATE - MRR
WESTERN ALLIANCE BANK
55 Almaden Boulevard, San Jose, CA 95113

Company: SPARK NETWORKS, INC. LOV USA, LLC, SPARK NETWORKS USA, LLC, SMOOCH LABS INC., MINGLEMATCH, INC., HURRYDATE, LLC, KIZMEET, INC., SN HOLDCO, LLC, SN EVENTS, INC. and SPARK SOCIALNET, INC.,

MONTHLY RECURRING REVENUE (GAAP BASIS) BORROWING BASE CALCULATION:				As of Date:

1.	GAAP recurring revenue recognized during the measurement period from subscriptions licenses maintenance support contracts and, recurring hosting and online fees:
		Month Ended:	_______	$_______
		Month Ended:	_______	$_______
		Month Ended:	_______	$_______
2.	Total GAAP recurring revenue recognized during the measurement period from subscriptions:			$_______

3.

Up to ninety percent (90%) of Borrower’s eligible GAAP Monthly Recurring Revenue multiplied by (i) at all times when the MRR Retention Rate is equal to or greater than ninety percent (90%), three (3) and (ii) at all times when the MRR Retention Rate is less than ninety percent (90%), two and one quarter (2.25)

$_______

4.

MRR Retention Rate means, as of the last day of a month, the ratio, expressed as a percentage, of (x) three (3) times the Eligible MRR for such month to (y) the Eligible MRR for the prior three (3) months.

_______%

5.	Loan Value (Line 3 multiplied by Line 4)				$_______

6.	Maximum Loan Amount				$10,000,000

7.	Total Funds Available (lesser of Line 5 or Line 6)				$_______

8.	Outstanding Under Sublimits				$_______
		Cash Management Sublimit		$_______
		International Sublimit		$_______

9.	Present Balance Outstanding on MRR Line of Credit			$0

10.	Reserve Position				$_______

If line #10 is less than $0, this amount must be remitted to the Bank immediately to bring loan balance into compliance.
By signing this form you authorize the bank to deduct any advance amounts directly from the company's checking account at
Western Alliance Bank in the event there is an Overadvance.

Exhibit D
Compliance Certificate

TO:	WESTERN ALLIANCE BANK, an Arizona corporation
FROM:	SPARK NETWORKS, INC., for itself and on behalf of all Borrowers

The undersigned authorized officer of SPARK NETWORKS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between LOV USA, LLC, SPARK NETWORKS USA, LLC, SMOOCH LABS INC., MINGLEMATCH, INC., HURRYDATE, LLC, KIZMEET, INC., SN HOLDCO, LLC, SN EVENTS, INC., and SPARK SOCIALNET, INC., (each, a “Borrower” and collectively, “Borrowers”) and Bank (the “Agreement”), (i) Borrowers are in complete compliance for the period ending January 22, 2016 with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (provided that those representations and warranties expressly referring to another date are true, correct and complete in all material respects as of such date).  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements, MRR report and Compliance Certificate	Prior to each Credit Extension, and monthly within 30 days		Yes	No

10K and 10Q	Within 5 days of SEC reporting requirements (when there are any outstanding Credit Extensions)		Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 60 days prior to the beginning of each fiscal year		Yes	No

A/R & A/P Agings, Borrowing Base Certificate	Prior to each Credit Extension, and monthly within 20 days when there are any unpaid Credit Extensions		Yes	No
A/R Audit	Initial (within 60 days of Closing Date) and Annual		Yes	No

Deposit balances with Bank	$ ___________________
Deposit balance outside Bank	$ ___________________

Financial Covenant (to be tested only when Credit Extensions are outstanding)	Required	Actual	Complies

Minimum Liquidity	$3,000,000	_____________	Yes	No
Minimum quarterly revenue	At least 80% of the sales projections and operating plan	$____________	Yes	No

Minimum quarterly Adjusted EBITDA	At least 80% of the sales projections and operating plan	$____________	Yes	No
Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

___________________________________________	Verified:
SIGNATURE	AUTHORIZED SIGNER

___________________________________________	Date:
TITLE
	Compliance Status	Yes No
___________________________________________
DATE